EXHIBIT 99.1


                               INTERLINK ANNOUNCES
            COMPLETION OF INDEPENDENT INVESTIGATION AND INTENTION TO
                       FILE RESTATED FINANCIAL STATEMENTS


CAMARILLO, CALIFORNIA, MARCH 1, 2006 - Interlink Electronics, Inc. (Nasdaq:LINKE), a world leader in the development of intuitive interface technologies and solutions for business and home applications, today announced the completion of the independent investigation undertaken at the direction of the Audit Committee by Dorsey & Whitney, LLP. Dorsey & Whitney retained the services of PricewaterhouseCoopers LLP with respect to various forensic and electronic procedures performed in the course of the investigation.

The investigation focused on various accounting matters, including those reported in Interlink's press release of November 2, 2005. All of the matters investigated by the investigating group were brought to its attention by Interlink and the investigation did not reveal additional material items warranting investigation.

Interlink proposes to restate certain of its financial statements to reflect the results of its investigation. The restatement will be incorporated in Interlink's annual report on Form 10-K for the year ended December 31, 2005. Interlink will also file its late quarterly report on form 10-Q for the third quarter of 2005.

In order to accommodate its filing schedule, Interlink has applied to Nasdaq for an extension of time to file its late quarterly report and all required restatements until March 31, 2006. As previously announced, Nasdaq granted Interlink's request for continued listing subject to the condition that the late quarterly report and all required restatements be filed on or before March 1. Nasdaq has Interlink's request for an extension to March 31 under consideration. Interlink has responded to staff requests for information and expects the matter to be taken up by the hearings panel in the near future.

ABOUT INTERLINK ELECTRONICS, INC.

Interlink Electronics, Inc. (Nasdaq: LINKE) is a world leader in the design and manufacture of intuitive interface technologies and products. Creating today's interface standards, the Company's business communications, e-transactions, home entertainment and specialty businesses have established Interlink as the industry's comprehensive source for branded and OEM solutions.


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Recognized  worldwide  for  innovative  technologies  and  solutions,  Interlink
Electronics, Inc. serves a global customer-base from its corporate headquarters in Camarillo, CA and offices in Tokyo, Hong Kong and Taiwan. The Company holds numerous patents protecting its sensor technologies, wireless communications protocol and product design properties. See Interlink Electronics online at www.interlinkelectronics.com or in Japan at http://www.interlinkelec.co.jp/.


ALL REGISTRATIONS AND TRADEMARKS ARE PROPERTIES OF THEIR RESPECTIVE OWNERS.

This release contains forward-looking statements that involve a number of risks and uncertainties. The following are among the factors that could cause actual results to differ materially from the forward-looking statements: business conditions and growth in the electronics industry and general economies, both domestic and international; lower than expected customer orders; delays in receipt of orders or cancellation of orders; competitive factors, including increased competition, new product offerings by competitors and price pressures; the availability of third party parts and supplies at reasonable prices; changes in product mix; significant quarterly performance fluctuations due to the receipt of a significant portion of customer orders and product shipments in the last month of each quarter; and product shipment interruptions due to manufacturing problems. The forward-looking statements contained in this document regarding industry and revenue trends, technology adoption, and future business activities should be considered in light of these factors.

CONTACTS:

Investor Relations Contact:
MICHELLE LOCKARD
mlockard@interlinkelectronics.com
(805) 484-8855, EXT. 114

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